CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated December 13, 2002 on the financial statements and financial highlights included in the Annual Report to Shareholders for the year ended October 31, 2002, of Bonnel Growth Fund, MegaTrends Fund, and Eastern European Fund, each a portfolio of U.S. Global Accolade Funds, in Post-Effective Amendment No. 23 to the Registration Statement (Form N-1A, No. 33-615542).


                                                          /s/ Ernst & Young LLP
                                                          ---------------------
                                                              ERNST & YOUNG LLP



Boston, Massachusetts
February 23, 2004